UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 16, 2021

(Exact name of registrant as specified in charter)

Delaware	333-198772	90-0998139
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Campus View Blvd., Ste. 200, Columbus, OH	43235
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (305) 704-3294

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Company under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As used in this Current Report on Form 8-K, and unless otherwise indicated, the terms “the Company,” “Alpha,” “we,” “us” and “our” refer to Alpha Investment, Inc. and its subsidiaries.

Item 4.01 Changes in Registrant’s Certifying Accountant

(a)       Resignation of Turner, Stone & Company, L.L.P.

(i)       On April 16, 2020, Turner, Stone & Company, L.L.P. (“Turner Stone”), resigned as our independent registered public accounting firm.

(ii)       Turner Stone did not issue any reports on the Company’s financial statements since their engagement on August 1, 2020 (the “Engagement Date”).

(iii)       During period from the Engagement Date and through the date of filing of this report, (a) there have been no disagreements with Turner Stone, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Turner Stone, would have caused Turner Stone to make reference to the subject matter of the disagreement in connection with its reports; (b) no such disagreement was discussed with our board of directors as a whole; and (d) there have been no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

(iv)       Turner Stone has provided us with a letter addressed to the Securities and Exchange Commission stating it agrees with the statements in part (a) of Item 4.01 of this Form 8-K.  A copy of the letter is filed concurrently herewith as Exhibit 16.1.

Item 9.01 Financial Statements and Exhibits

(d)       Exhibits

Exhibit No	Description

16.1	Letter from Turner Stone & Company, L.L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 22, 2021	ALPHA INVESTMENT, INC.

	By:	/s/ Todd C. Buxton
Todd C. Buxton, Chief Executive Officer

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